Exhibit 10.3
FIRST AMENDMENT TO TRANSACTION AGREEMENT
THIS FIRST AMENDMENT TO TRANSACTION AGREEMENT (this “Amendment”) is made and entered into as of March 29, 2018, by and between FIVE STAR SENIOR LIVING INC., a Maryland corporation (“FVE”), on behalf of itself and its subsidiaries, and SENIOR HOUSING PROPERTIES TRUST, a Maryland real estate investment trust (“SNH”), on behalf of itself and its subsidiaries.
WITNESSETH:
WHEREAS, FVE and SNH are parties to that certain Transaction Agreement, dated as of November 8, 2017 (the “Transaction Agreement”), relating to certain senior living communities as further described in the Transaction Agreement; and
WHEREAS, FVE and SNH have agreed to amend the Transaction Agreement in accordance with the terms and conditions set forth in this Amendment;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, FVE and SNH hereby agree as follows:
1.Closing Date. Section 1.1(9) of the Transaction Agreement is amended to delete the reference to the defined term “Closing Date” in its entirety and replace it with the following:
“Closing Date”: with respect to a Property, the date mutually acceptable to each of FVE and SNH on or after the date that all conditions to the obligations of the parties to consummate the purchase and sale of such Property have been satisfied or waived by the party entitled thereto (other than any conditions which by their terms are to be satisfied on the Closing Date), provided, in no event will a Closing Date be later than June 30, 2018.
2.Ratification. All of the provisions of the Transaction Agreement, as amended by this Amendment, are hereby ratified and confirmed and remain in full force and effect.
3.Counterparts. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Such executed counterparts may be delivered by facsimile or by e-mail (in .pdf format) and any such counterparts so delivered shall be deemed originals for all purposes.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as a sealed instrument as of the date first above written.

SNH PARTIES:	SENIOR HOUSING PROPERTIES TRUST, on behalf of itself and its subsidiaries
By:     /s/ David J. Hegarty
David J. Hegarty
President

FVE PARTIES:	FIVE STAR SENIOR LIVING INC., on behalf of itself and its subsidiaries
By:     /s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President

[Signature Page to First Amendment to Transaction Agreement]